                                                                   EXHIBIT 10.78


                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24B-2


                         NON-EXCLUSIVE LICENSE AGREEMENT

        THIS NON-EXCLUSIVE LICENSE AGREEMENT (the "Agreement") is entered into as of November __, 2000 (the "Effective Date"), by and between EPIMMUNE INC., a Delaware corporation, having offices at 5820 Nancy Ridge Drive, San Diego, California 92121 ("Epimmune"), and VALENTIS, INC., a Delaware corporation, having offices at 863A Mitten Road, Burlingame, California 94010 ("Valentis").

        WHEREAS, Valentis has developed and owns the Patent Rights and Biological Material (as defined below);

        WHEREAS, Valentis has previously transferred the Biological Material to Epimmune pursuant to the Material Transfer Agreement between the parties dated August 31, 1999 (the "Prior Agreement"); and

        WHEREAS, Epimmune wishes to obtain, and Valentis is willing to grant, a non-exclusive, worldwide license under the Patent Rights to develop and commercialize Products in the HCV Field and the HIV Field (as such terms are defined below), on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 "AFFILIATE" shall mean any corporation or other entity which controls, is controlled by, or is under common control with, a party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls 100% of the voting securities or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

1.2 "BIOLOGICAL MATERIAL" shall mean Valentis' proprietary plasmid backbone, designated pMB75.6, all information, maps or data relating to such plasmid backbone supplied by Valentis to Epimmune, and all derivatives or modifications thereof.

1.3 "BLA" shall mean a Biological License Application filed pursuant to the requirements of the FDA.

1.4 "CONFIDENTIAL INFORMATION" shall mean any confidential or proprietary information of a party, including information related to the Patent Rights or Biological Material, and any other information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Notwithstanding the foregoing, Confidential Information shall not include any information which the receiving party can prove by competent written evidence:

(a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

(b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

(c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

(d) is independently developed by the receiving party, as evidenced by its records, without knowledge of, and without the aid, application or use of, the Confidential Information of the disclosing party; or

(e) is the subject of a written permission to disclose provided by the disclosing party.

1.5 "CONTROL" shall mean possession of the ability to grant a license or sublicense without violating the terms of any agreement or other arrangement with any Third Party.

1.6 "FDA" shall mean the United States Food and Drug Administration or equivalent regulatory agency in any of the following countries: Canada, China, France, Germany, Italy, Japan, Mexico, Spain, Australia or the United Kingdom.

1.7     "FIELD" shall mean the HCV Field and/or the HIV Field, as applicable.

1.8 "FIRST COMMERCIAL SALE" of a Product means the first sale for use or consumption of such Product in a country after required marketing approval has been granted by the governing health regulatory authority of such country. Sale to an Affiliate or sublicensee shall not constitute a First Commercial Sale unless the Affiliate or sublicensee is the end user of the Product.

1.9 "HCV FIELD" shall mean the prophylactic and/or therapeutic treatment of hepatitis C virus infection in humans.

1.10 "HIV FIELD" shall mean the prophylactic and/or therapeutic treatment of human immunodeficiency virus infection in humans.

1.11 "NDA" shall mean a New Drug Application or Product License Application, as appropriate, filed pursuant to the requirements of the FDA.

1.12 "NET SALES" shall mean the gross amounts received by Epimmune, its Affiliates and its sublicensees for the sale of Products to Third Parties, less the following: (a) discounts actually granted, (b) credits, rebates or allowances actually granted upon claims, damaged goods, rejections or returns of Products, including recalls, (c) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Products, to the extent billed, and (d) taxes, duties or other governmental charges (other than income taxes) levied on, absorbed or otherwise imposed on sales of Products. Amounts received by Epimmune or its Affiliates for the sale of Products between Epimmune and its Affiliates or sublicensees, whether for their own use or for resale or other disposition, will not be included in the computation of Net Sales hereunder.

        With regard to a product sold by Epimmune or its Affiliates or sublicensees that is comprised in part of a Product and in part of one or more other products (a "Combination Product"), Net Sales shall be determined by multiplying the amounts received by Epimmune or its Affiliates or sublicensees for the sale of such Combination Product by a fraction determined by dividing (i) the fair market value of the Product included in the Combination Product, by (ii) the sum of the fair market value of such Product and the fair market value of the other product(s) included in the Combination Product. As used herein, "fair market value" shall be equal to the average selling price, where such Product is sold on a stand-alone basis. If such Product is not sold on a stand-alone basis, "fair market value" shall be determined by mutual written agreement of the parties in good faith.

1.13 "PATENT RIGHTS" shall mean (a) the patents and patent applications listed on Exhibit A attached hereto, (b) any and all corresponding foreign patents and patent applications, whether now existing or hereafter filed, (c) any provisionals, substitutions, divisionals, reissues, renewals, continuations, continuations-in-part, substitute applications and inventors' certificates arising from, or based upon, any of the foregoing patents or patent applications, and (d) any patents issuing from any of the foregoing patent applications.

1.14 "PHASE I CLINICAL TRIALS" shall mean that portion of the clinical development program with respect to a pharmaceutical product which generally provides for the first introduction into humans of the product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of the product, as more specifically defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries or jurisdictions.

1.15 "PHASE III CLINICAL TRIALS" shall mean that portion of the clinical development program which provides for the continued trials of a pharmaceutical product on sufficient numbers of patients to establish the safety and efficacy of such product for the desired claims and indications, as more specifically defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries or jurisdictions. Notwithstanding the foregoing, if Phase III Clinical Trials are not conducted, but Epimmune, its Affiliate or sublicensee nonetheless pursues regulatory approval of a Product based upon Phase II trial results, such Phase II trial shall be deemed to be a Phase III Clinical Trial.

1.16 "PRODUCT" shall mean a plasmid-based therapeutic or prophylactic vaccine developed by Epimmune, its Affiliates or its sublicensees the manufacture, use, importation, offer for sale, or sale of which is covered by a Valid Claim or is based upon or incorporates the Biological Material.

1.17    "ROYALTY TERM" shall mean, on a country-by-country basis, the longer of:
        (a) the period of time commencing on the First Commercial Sale and ending upon the expiration of the last to expire Valid Claim covering such Product in such country; and (b) the period of time commencing on the First Commercial Sale in such country and ending *** years from the date of First Commercial Sale in such country.

1.18 "THIRD PARTY" shall mean any entity other than Epimmune or Valentis or an Affiliate of Epimmune or Valentis.

1.19 "VALID CLAIM" shall mean a claim of an issued patent included within the Patent Rights, which claim has not lapsed, been canceled or become abandoned and has not been declared invalid or unenforceable by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

                                   ARTICLE 2

                                GRANT OF LICENSE

2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, Valentis hereby grants to Epimmune and its Affiliates a non-exclusive, worldwide, non-transferable (except as provided in Section 10.1) royalty-bearing license, with the right to sublicense in accordance with
        Section 2.2, under the Patent Rights to develop, make, have made, use, offer for sale, sell, have sold and import Products solely for use in the HCV Field and the HIV Field and to use the Biological Material for such purposes.

2.2 SUBLICENSES. Epimmune and its Affiliates shall have the right to grant sublicenses solely to bona fide strategic or collaborative partners of Epimmune or an Affiliate of Epimmune for use solely in such strategic or collaborative partners' collaborative research, development or commercialization program with Epimmune or such Affiliate and to transfer Biological Material to such partners for use in connection with such purposes, provided that such collaborative or strategic partner is also granted, at the same time as the sublicense, rights to substantially all other intellectual property Controlled by Epimmune or its Affiliates relating to a Product. Epimmune shall notify any sublicensee hereunder of all rights and obligations of Epimmune under this Agreement which are sublicensed to such sublicensee and shall notify Valentis within thirty (30) days of the grant of any sublicense hereunder, and provide a copy of such sublicense to Valentis.

2.3 NEGATIVE COVENANT. Epimmune hereby covenants that neither it nor any of its Affiliates shall practice any invention claimed in the Patent Rights or use the Biological Material outside the HCV Field or the HIV Field. Epimmune further covenants that neither it nor its Affiliates shall transfer the Biological Material to any Third Party except as permitted under Section 2.2 above, or otherwise for purposes of developing, manufacturing or commercializing Products.

2.4 REASONABLE ACCESS. Valentis will provide Epimmune with access to appropriate personnel of Valentis via telephone, facsimile or electronic mail during Valentis' regular business hours in order to discuss questions

                                              * CONFIDENTIAL TREATMENT REQUESTED
        relating to the use of the Biological Material and the Patent Rights in connection with the Products, provided that such access is limited to six (6) days per year.

                                    ARTICLE 3

                               PAYMENT OBLIGATIONS

3.1 LICENSE FEE. In partial consideration of the license granted to Epimmune by Valentis, Epimmune shall pay to Valentis a license fee of *** within ten (10) days of the Effective Date.

3.2     ROYALTIES.

(a) With regard to any Product the manufacture, use, importation, offer for sale or sale of which is covered by a Valid Claim, Epimmune shall pay to Valentis a royalty of (i) *** on that portion of annual Net Sales of such Product that is less than or equal to ***, and (ii) *** on that portion of annual Net Sales of such Product that is greater than ***; provided, however, that, if Epimmune or its Affiliate enters into a collaborative or strategic relationship with a Third Party with respect to such Product prior to initiation of Phase III Clinical Trials of such Product, then, with respect to such Product, Epimmune shall pay to Valentis a royalty equal to the greater of (A) *** of royalty payments received by Epimmune and its Affiliates from such Third Party with respect to sales of such Product or (B) the royalty on Net Sales of such Product specified in Section 3.2(a)(i) and (ii) above.

(b) With regard to any Product the manufacture, use, importation, offer for sale or sale of which is not covered by a Valid Claim, Epimmune shall pay to Valentis a royalty of (i) *** on that portion of annual Net Sales of such Product that is less than or equal to ***, and (ii) *** on that portion of annual Net Sales of such Product that is greater than ***; provided, however, that, if Epimmune or its Affiliate enters into a collaborative or strategic relationship with a Third Party with respect to such Product prior to initiation of Phase III Clinical Trials of such Product, then, with respect to such Product, Epimmune shall pay to Valentis a royalty equal to the greater of (A) *** of royalty payments received by Epimmune and its Affiliates from such Third Party with respect to sales of such Product or (B) the royalty on Net Sales of such Product specified in Section 3.2(b)(i) and (ii) above.

(c) Royalties under this Section 3.2 shall be paid, on a country-by-country and Product-by-Product basis, during the Royalty Term.

3.3 MILESTONES. At any time following initiation of Phase I Clinical Trials of the first Product to enter Phase I Clinical Trials in each of the HIV Field and the HCV Field, as applicable, Valentis shall have the right, exercisable upon written notice to Epimmune (the "Milestone Notice"), to cause the applicable milestone payment set forth below to become payable to Valentis by Epimmune with respect to a Product, which payment may be made, at Epimmune's option, either in cash or in Common Stock of
        Epimmune:

(a) If Valentis delivers the Milestone Notice with respect to a Product in a Field after initiation of Phase I Clinical Trials of the first Product to enter Phase I Clinical Trials in such Field and before initiation of Phase III Clinical Trials of any Product in such Field, Epimmune shall pay to Valentis (i) *** in cash or (ii) *** of Common Stock (determined as set forth below). The milestone payment set forth in this Section 3.3(a) shall be payable with respect to one (1) Product in each of the HIV Field and the HCV Field, provided that the applicable Milestone Notice is given during the specified period.

(b) If Valentis delivers the Milestone Notice with respect to a Product in a Field after initiation of Phase III Clinical Trials of a Product in such Field and before FDA approval of an NDA or BLA (as applicable) of such Product in such Field, Epimmune shall pay to Valentis (i) *** in cash or
        (ii) *** of Common Stock (determined as set forth below).

                                              * CONFIDENTIAL TREATMENT REQUESTED

        The milestone payment set forth in this Section 3.3(b) shall be payable with respect to one (1) Product in each of the HIV Field and the HCV Field, provided that the applicable Milestone Notice is given during the specified period.

(c) If Valentis delivers the Milestone Notice with respect to a Product in a Field after FDA approval of an NDA or BLA (as applicable) of such Product in such Field, Epimmune shall pay to Valentis (i) *** in cash or
        (ii) *** of Common Stock (determined as set forth below). The milestone payment set forth in this Section 3.3(c) shall be payable with respect to one (1) Product in each of the HIV Field and the HCV Field, provided that the applicable Milestone Notice is given during the specified period.

        The number of shares of Common Stock that may be issuable to Valentis under this Section 3.3 shall be determined by dividing the dollar amount set forth in Section 3.3(a)(ii), 3.3(b)(ii) or 3.3(c)(ii), as applicable, by a per share price equal to the average of the closing prices per share of the Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) for the thirty (30) consecutive trading days ending on the trading day immediately preceding the Epimmune Notice (as defined below). In the event that the per share price of Common Stock to be issued to Valentis under this Section 3.3 as determined above is below ***, then Epimmune will be obligated to deliver the applicable milestone payment in cash. Notwithstanding the foregoing, in no event will Epimmune be obligated to issue shares of Common Stock under this Agreement to the extent such issuance would require approval of Epimmune's stockholders under the rules and regulations of the Nasdaq Stock Market (or any other national securities exchange on which the Common Stock is then traded). In such event, Epimmune would be obligated to deliver to Valentis the applicable milestone payment in cash.

        Epimmune shall make each milestone payment for which it has received a Milestone Notice hereunder and for which it elects to pay cash within twenty (20) days following receipt of such Milestone Notice. If Epimmune elects to make any milestone payment under this Section 3.3 in Common Stock, Epimmune shall provide Valentis with written notice of such election (the "Epimmune Notice") within ten (10) days following receipt of the applicable Milestone Notice. Such Common Stock shall be delivered to Valentis within sixty (60) days of the Epimmune Notice.

        On the Effective Date, the parties shall enter into an agreement in the form attached hereto as EXHIBIT B with respect to such shares of Common Stock that may be issued to Valentis.

                                    ARTICLE 4

                            PAYMENTS; RECORDS; AUDITS

4.1 PAYMENT; REPORTS. Royalty payments and reports for the sale of Products shall be calculated and reported for each calendar quarter. All royalty payments due to Valentis under this Agreement shall be paid within sixty
        (60) days of the end of each calendar quarter. Each payment of royalties shall be accompanied by a report of Net Sales of Products (and, if applicable under Section 3.2, royalties received by Epimmune and its Affiliates) in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, the number of Products sold, the gross sales and Net Sales of Products, the royalties payable and the method used to calculate the royalty.

4.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments hereunder shall be payable in U.S. dollars. With respect to each quarter, for countries other than the United States, whenever conversion of royalty payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal (Western Edition) on the last business day of such quarter. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by Valentis, unless otherwise specified in writing by Valentis.


                                              * CONFIDENTIAL TREATMENT REQUESTED

4.3 LATE PAYMENTS. Any amounts not paid by Epimmune when due under this Agreement shall be subject to interest from the date payment is due through the date payment is received by Valentis at a rate equal to the sum of two percent (2%) plus the prime rate of interest quoted in the Money Rates section of The Wall Street Journal (Western Edition), calculated daily on the basis of a 360-day year, or similar reputable data source, or, if lower, the highest rate permitted under applicable law.

4.4 RECORDS AND AUDITS. Epimmune shall keep for a period covering at least the preceding *** years complete and accurate records pertaining to the development and sale or other disposition of Products in sufficient detail to permit Valentis to confirm the accuracy of all payments due hereunder. Valentis shall have the right to cause an independent, certified public accountant reasonably acceptable to Epimmune to audit such records for the purpose of verifying any amounts payable, or information provided, under this Agreement. Such audits may be exercised during normal business hours upon reasonable prior written notice to Epimmune. Prompt adjustments shall be made by the parties to reflect the results of such audit. Valentis shall bear the full cost of such audit, unless such audit discloses a variance of more than *** from the amounts actually due, in which case Epimmune shall bear the full cost of such audit.

4.5 TAXES. All taxes levied on account of the royalties and other payments accruing to Valentis under this Agreement shall be paid by Valentis for its own account, including taxes levied thereon as income to Valentis. If provision is made in law or regulation for withholding, such tax shall be deducted by Epimmune from the sums otherwise payable by it hereunder for payment to the proper taxing authority on behalf of Valentis and a receipt of payment of the tax secured and promptly delivered to Valentis. Each party agrees to assist the other party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

4.6 PROHIBITED PAYMENTS. Notwithstanding any other provision of this Agreement, if Epimmune is prevented from paying any royalty payment hereunder by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty may be paid by depositing funds in the currency in which accrued to Valentis' account in a bank acceptable to Valentis in the country whose currency is involved.

                                   ARTICLE 5

                          CONFIDENTIALITY; PUBLICATION

5.1 CONFIDENTIALITY. During the term of this Agreement, and for a period of *** years thereafter, each party hereto will maintain in confidence all Confidential Information disclosed by the other party hereto. Neither party will use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the disclosing party will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

5.2 AUTHORIZED DISCLOSURE. Each party may disclose the Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation or complying with applicable governmental regulations, provided that if such party is required to make any such disclosure of the Confidential Information it will to the extent practicable give reasonable advance notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information required to be disclosed.


                                              * CONFIDENTIAL TREATMENT REQUESTED

                                    ARTICLE 6

                          INTELLECTUAL PROPERTY RIGHTS

6.1 FILING, PROSECUTION AND MAINTENANCE OF THE PATENT RIGHTS. Valentis shall own all right, title and interest in, and shall have the sole right to control the filing, prosecution and maintenance of, all patent applications and patents included in the Patent Rights, at Valentis' expense.

6.2 INFRINGEMENT ACTIONS. Valentis shall have the sole right to prosecute, at its discretion, any and all infringements of any Patent Rights, and to defend all charges of infringement arising as a result of such Patent Rights, and to enter all settlements, judgments or other arrangements with respect to the same, all at its own expense and by counsel of its own choice. Any damages or other recovery from such infringement actions in excess of the expenses and costs incurred by Valentis in connection with such action shall belong solely Valentis.

6.3 PATENT MARKING. Epimmune and its Affiliates and sublicensees shall mark Products with appropriate patent numbers in those countries where markings have notice value as against infringers.

6.4 INFRINGEMENT OF THIRD PARTY RIGHTS. If the sale of any Product is determined or alleged to infringe, or if Epimmune receives notice of or is sued for infringement of, a patent owned or licensed by Third Party, Valentis and Epimmune shall meet to discuss what action should be taken if such claim involves the Patent Rights. Epimmune or its Affiliate or sublicensee, as applicable, shall be solely responsible for the defense or settlement of any patent infringement claim or lawsuit brought by any Third Party involving the sale of any Product, including all expenses and amounts payable as damages or in settlement.


                                    ARTICLE 7

                     REPRESENTATIONS; WARRANTIES; COVENANTS

7.1 CORPORATE POWER. Each party hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

7.2 DUE AUTHORIZATION. Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

7.3 BINDING AGREEMENT. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

7.4 PATENT PROCEEDINGS. Valentis represents and warrants that to the best of its knowledge, no patent or patent application within the Patent Rights is the subject of any pending interference, opposition, cancellation or other protest proceeding.

7.5 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.6     INDEMNIFICATION.

(a) Epimmune and its Affiliates (each an "Indemnifying Party") shall indemnify, hold harmless and defend Valentis, its officers, directors and employees and/or agents (the "Indemnitees") against any and all Third Party claims, suits, losses, damage, costs, fees (including reasonable attorney's fees) and expenses resulting from or arising out of Epimmune's or its Affiliates', or its or their sublicensees' development, testing, distribution, marketing, promotion or sale of any Product; provided that no Indemnitee shall be entitled to indemnification hereunder to the extent that any such claims, suits, losses, damage, costs, fees and expenses result from the gross negligence or willful misconduct of any Indemnitee.

(b) Any Indemnitee, as the case may be, shall notify the Indemnifying Party promptly in writing of an indemnifiable claim or cause of action under
        Section 7.6(a) upon receiving notice or being informed of the existence thereof. The Indemnifying Party shall assume, at its cost and expense, the sole defense of such claim or cause of action through counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnitee. The Indemnifying Party shall maintain control of such defense, including any decision as to settlement; provided that, in the event that the Indemnifying Party does not maintain control of such defense on a timely basis, then, without prejudice to any other rights and remedies available to the Indemnitee under this Agreement, the Indemnitee may take over such defense with counsel of its choosing, at the Indemnifying Party's cost and expense. The Indemnitee may, at its option and expense, participate in the Indemnifying Party's defense, and if the Indemnitee so participates, the Indemnifying Party and the Indemnitee shall cooperate with one another in such defense.

7.7 INSURANCE. Epimmune represents and warrants that it is covered and will continue to be covered by a comprehensive general liability insurance program which covers all Epimmune's activities and obligations hereunder. Epimmune shall provide Valentis with written notice at least fifteen (15) days prior to any cancellation or material change in such insurance program. Epimmune shall maintain such insurance program, or other program with comparable coverage, beyond the expiration or termination of this Agreement during (i) the period that any Product is being commercially distributed or sold by Epimmune, its Affiliates or a sublicensee, and (ii) a commercially reasonable period thereafter.

7.8 LIMITATION OF LIABILITY. EXCEPT FOR AMOUNTS PAYABLE UNDER ARTICLE 3 AND EXCEPT AS REQUIRED FOR EPIMMUNE TO SATISFY ITS INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.6, NEITHER EPIMMUNE NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES SUFFERED BY VALENTIS IN CONNECTION WITH THIS AGREEMENT, EVEN IF EPIMMUNE OR ANY OF ITS AFFILIATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    ARTICLE 8

                                TERM; TERMINATION

8.1 TERM. This Agreement shall commence as of the Effective Date and shall continue, on a country-by-country basis, until the last day of the Royalty Term, unless terminated earlier as provided herein (the "Term"). Following the expiration of this Agreement, Epimmune shall have a license on the same terms as set forth in Section 2.1, except that the license shall be a fully-paid, irrevocable license.

8.2 TERMINATION FOR BREACH. A party may terminate this Agreement prior to the expiration of the Term upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within sixty (60) days after written notice thereof by the non-breaching party.

8.3 TERMINATION BY EPIMMUNE. Epimmune may terminate this Agreement prior to the expiration of the Term at any time upon thirty (30) days' written notice to Valentis.

8.4 TERMINATION FOR PATENT CHALLENGE. Valentis shall have the right to terminate this Agreement if Epimmune, its Affiliate or sublicensee challenges the validity of any patent included in the Patent Rights within any country effective thirty (30) days after Epimmune's receipt of written notice of such termination by Valentis.

8.5     EFFECT OF TERMINATION.

(a) Upon termination of this Agreement (i) all rights to the Patent Rights and Biological Material shall revert to Valentis, and (ii) any sublicense granted hereunder by Epimmune shall remain in full force and effect, but shall be assigned to Valentis.

(b) Within thirty (30) days following the expiration or termination of this Agreement, each party shall return to the other party, or destroy, upon the written request of the other party, any and all Confidential Information of the other party in its possession. Epimmune shall return or destroy all Biological Material in its possession.

(c) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 4.3, 7.5, 7.8 and 8.4 and Articles 1, 5, 9 and 10 shall survive termination or expiration of this Agreement.

                                    ARTICLE 9

                               DISPUTE RESOLUTION

        If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof (but not as to the enforceability or validity or interpretation of any claims within the Patent Rights), and the parties cannot resolve the dispute within thirty (30) days of a written request by either party to the other party, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association (the "AAA") relating to voluntary arbitrations in San Francisco, California. The arbitration shall be conducted by one arbitrator, who is knowledgeable in the subject matter at issue in the dispute and who will be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with the AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and binding and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction. The arbitrator shall prepare and deliver a written, reasoned opinion conferring its decision within thirty (30) days following the final arbitration hearing.

        Notwithstanding the foregoing, either party shall have the right to pursue an action in a court of competent jurisdiction to obtain injunctive or other equitable remedy, in order to preserve the status quo during the resolution of any dispute under this provision.


                                   ARTICLE 10

                                  MISCELLANEOUS

10.1 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent (a) in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or
        (b) to any Affiliate. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

10.2 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

10.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice of law provisions.

10.4 WAIVER. Except as specifically provided for herein, the waiver from time to time by either party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such party's rights or remedies provided under this Agreement.

10.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.6 INDEPENDENT CONTRACTORS. It is expressly agreed that Epimmune and Valentis shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party.

10.7 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, with confirmation of receipt, addressed as follows:

        IF TO EPIMMUNE:             EPIMMUNE INC.
                                    5820 Nancy Ridge Drive
                                    San Diego, CA  92121
                                    Attention:  President
                                    Facsimile:  (858) 860-2600
        IF TO VALENTIS:             VALENTIS, INC.
                                    863A Mitten Road
                                    Burlingame, California  94010
                                    Attention:  CEO
                                    Facsimile:  (650) 652-1990

        Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.


10.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Exhibits attached hereto) sets forth all of the agreements and understandings between the parties hereto with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the parties with respect to the subject matter hereof, except for the Prior Agreement, which shall remain in full force and effect to the extent not expressly superceded by this Agreement. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein or in the Prior Agreement. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

10.9 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


EPIMMUNE INC.                                    VALENTIS, INC.


By:    /s/ Stephen F. Keane                      By:    /s/ Margaret M. Snowden
     ----------------------------------------       ------------------------------------------------------

Name:  Stephen F. Keane                          Name: Margaret M. Snowden
       --------------------------------------          ---------------------------------------------------

Title: Vice President, Corporate Development     Title: Vice Pres., Intellectual Property & Legal Affairs
       --------------------------------------           --------------------------------------------------

                                    EXHIBIT A
                                  PATENT RIGHTS

                                       ***













                                              * CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B
                     FORM OF COMMON STOCK ISSUANCE AGREEMENT